                             COMMERCIAL LEASE - NET
                             ----------------------
                            (Single Tenant Building)

                             BASIC LEASE INFORMATION
                             -----------------------


Date:  December 6, 1994

Landlord: TriNet Essential Facilities XII, Inc., a Maryland corporation

Tenant:  Certified Grocers of California, Ltd., a California corporation

Premises (section 1.1): See Exhibit A; Address: 5200 Sheila Street, City of Commerce, County of Los Angeles State of California, consisting of a four-story building (the "Office Building") and a one-story building (the "Cafeteria")

Term (section 2.1): Twenty (20) years, plus, if the Commencement Date is not the first day of a calendar month, the partial month from the Commencement Date to the end of the calendar month in which the Commencement Date occurs.

Extension Terms (section 2.4):  Two (2) ten (10) year extension terms.

Commencement Date (section 2.1):  December 6, 1994

Expiration Date (section 2.1):  December 5, 2014

Initial Base Rent (section 3.1(a)):  $107,812.50 per month.

Use (section 6.1): As to the Office Building, for office purposes; and as to the Cafeteria, for office, large meeting and/or cafeteria purposes for Tenant's employees only.

Liability Insurance (section 10.3): $2,000,000 aggregate; $1,000,000 per occurrence

Insuring Party for Property Insurance (section 10.4):  Tenant.

Landlord's Address (section 23.1):  Four Embarcadero Center, Suite 3150,
     San Francisco, CA  94111, Attn:  Mr. James R. Reinhart, Facsimile No.:
     415-391-6259.
     Copy to:  TriNet Corporate Realty Trust, Inc.
     7406 Fullerton Street, Suite 105, Jacksonville, FL  32256,
     Attn:  Ms. Jo Ann Chitty, Facsimile No.:  904-363-1260

Tenant's Address (section 23.1):  2601 S. Eastern Avenue, Los Angeles, CA
     90040, Attn:  Corporate Secretary, Facsimile No.:  213-888-2915.

Exhibits and Addenda (section 24.3):  Exhibit A - Legal Description of the
     Land; Exhibit B - Form of Subordination Agreement; Exhibit C - Form of Estoppel Certificate; Exhibit D - Memorandum of Lease.

     The foregoing BASIC LEASE INFORMATION is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the Lease, the Lease shall control.

          Landlord:                      Tenant:

          TriNet Essential Facilities    CERTIFIED GROCERS OF
          XII, INC., a Maryland          CALIFORNIA, LTD., a
          corporation                    California corporation


          By /s/ James R. Reinhart       By
             --------------------------     ---------------------------
             James R. Reinhart
             Executive Vice President       Its
                                                -----------------------

Tenant's Address (section 23.1):  2601 S. Eastern Avenue, Los Angeles, CA
     90040, Attn:  Corporate Secretary, Facsimile No.:  213-888-2915.

Exhibits and Addenda (section 24.3):  Exhibit A - Legal Description of the
     Land; Exhibit B - Form of Subordination Agreement; Exhibit C - Form of Estoppel Certificate; Exhibit D - Memorandum of Lease.

     The foregoing BASIC LEASE INFORMATION is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the Lease, the Lease shall control.

          Landlord:                      Tenant:

          TriNet Essential Facilities    CERTIFIED GROCERS OF
          XII, INC., a Maryland          CALIFORNIA, LTD., a
          corporation                    California corporation


          By                             By Daniel T. Bane
             --------------------------     ---------------------------
             Mark S. Whiting
             President                      Its CFO
                                                -----------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
Article
-------
1    Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

2    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

3    Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

4    Property Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

5    Other Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

6    Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

7    Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

8    Maintenance and Repairs . . . . . . . . . . . . . . . . . . . . . . .     8

9    Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

10   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

11   Compliance With Legal Requirements. . . . . . . . . . . . . . . . . .    18

12   Assignment or Sublease. . . . . . . . . . . . . . . . . . . . . . . .    19

13   Entry by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . .    21

14   Events of Default and Remedies. . . . . . . . . . . . . . . . . . . .    22

15   Damage or Destruction . . . . . . . . . . . . . . . . . . . . . . . .    25

16   Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

17   Subordination, Merger and Sale. . . . . . . . . . . . . . . . . . . .    30

18   Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . . . . .    31

19   Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

20   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .    32

21   Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . .    32

22   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

23   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

24   Trade Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35


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


25   Memorandum of Lease . . . . . . . . . . . . . . . . . . . . . . . . .    36

26   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

                                      LEASE



     THIS LEASE, made as of the date specified in the BASIC LEASE INFORMATION, is by and between the landlord specified in the BASIC LEASE INFORMATION ("Landlord"), and the tenant specified in the BASIC LEASE INFORMATION ("Tenant"),

                              W I T N E S S E T H:

                                   ARTICLE I.

                                    PREMISES

     1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, (a) the land described in Exhibit A hereto, together with all easements and other appurtenances thereto (the "Land), (b) all improvements now or hereafter located on the Land (the "Improvements"), including the two buildings described in the Basic Lease Information, (c) all of Landlord's right, title and interest in and to all fixtures and heating, ventilating, air conditioning, electrical, mechanical, plumbing, life safety and other building systems affixed or attached to the Land or the Improvements (collectively, the "Equipment"), and (d) all of Landlord's right, title and interest in and to the personal property described on Schedule I attached hereto (the "Personal Property"). The Land, Improvements, Equipment and Personal Property are collectively referred to herein as the "Premises." Landlord hereby grants to Tenant an exclusive license (the "License,,) to use the following: (a) the contracts described on Schedule II attached hereto (the "Contracts"); and the permits described in Schedule III attached hereto (the "Permits"). The License is coupled with an interest, irrevocable and assignable or sublicensable by Tenant in connection with any permitted assignment or sublease of this Lease. The License shall automatically terminate, without notice to Tenant, upon the termination of this Lease, whether upon expiration of the Lease term or earlier. Tenant hereby assumes and agrees to perform, at Tenant's sole expense, all obligations of Landlord under the Contracts and Permits during the term of this Lease. Tenant further agrees during the entire term of the License to (x) keep the Contracts in full force and effect, unless Landlord otherwise consents in writing (which consent may be withheld in Landlord's sole discretion), until the expiration of any Contract by its own terms (other than as a result of a default by Tenant thereunder), and (y) keep the Permits in full force and effect until the expiration of the Lease term. Tenant shall maintain the Personal Property in good condition and repair, except that Tenant may replace the Personal Property with personal property of comparable quality when consistent with prudent business practices.

                                   ARTICLE II.

                                      TERM

     2.1 The term of this Lease shall be the term specified in the BASIC LEASE INFORMATION, which shall commence on the commencement date specified in the BASIC LEASE INFORMATION (the "Commencement Date") and, unless sooner terminated as hereinafter provided, shall end on the expiration dte specified in the BASIC LEASE INFORMATION (the "Expiration Date").

     2.2 If the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord the Base Rent payable under section 3.1, calculated on a per diem basis, for the period from the Commencement Date until the first day of the next full calendar month. Tenant shall pay the Base Rent in respect of such period to Landlord on the Commencement Date.

     2.3 Tenant shall accept the Premises "as is" on the Commencement Date. Landlord shall have no obligation to construct or install any improvements in the Premises. Tenant acknowledges that, prior to the Commencement Date, Tenant occupied the Premises. Tenant's possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in all respects in the condition in which Landlord is required to deliver the Premises to Tenant under this Lease and that Tenant has examined the Premises and is fully informed to Tenant's satisfaction of the physical and environmental condition and the utility of the Premises. Tenant acknowledges that Landlord, its agents and employees and other persons acting on behalf of Landlord have made no representation or warranty of any kind in connection with any matter relating to the physical or environmental condition, value, fitness, use or zoning of the Premises upon which Tenant has relied directly or indirectly for any purpose.

     2.4 Tenant shall have the option to renew this Lease for two (2) additional terms of ten (10) years each. Tenant shall be conclusively deemed to have exercised each such option unless Landlord receives written notice from Tenant that Tenant has elected not to exercise such option at least twelve (12) months before the expiration of the then-existing term of the Lease. Unless Landlord timely receives Tenant's notice electing not to exercise an option, the term of this Lease shall be automatically extended for the applicable ten (10) year period and Tenant shall continue to lease the Premises on all of the terms and conditions of this Lease, except that: (a) the Base Rent payable by Tenant during each renewal term shall be as set forth in section 3.1(b); and (b) after the second renewal term, Tenant shall have no further renewal options under this Lease.

                                  ARTICLE III.

                                      RENT

     3.1  Tenant shall pay to Landlord the following amounts as rent for the
Premises:

          (a) During the first five (5) years of the initial term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the BASIC LEASE INFORMATION (the "Base Rent"). Commencing on the first day of the sixth, eleventh and sixteenth years of the initial term of this Lease (each, an "Adjustment Date"), the Base Rent shall be increased by the percentage increase in the Index (as defined below) during the period commencing on the first day of the immediately preceding five (5) year period and ending on the applicable Adjustment Date under this section 3.1(a); provided, however, Base Rent shall not be increased more than four percent (4%) per annum on a cumulative basis during each such five (5) year period (i.e., not more than twenty percent (20%) for each such five (5) year period). As used in this Lease, the term "Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the Los Angeles-Long Beach-Anaheim area, 1982-1984=100). If the data from the Department of Labor for the Index are not yet available on any Adjustment Date, then Tenant shall continue to pay the Base Rent in effect on that Adjustment Date, until such time as the data for the Index become available. Once the data become available so that the Base Rent can be increased in accordance with this section 3.1(a) or section 3.1(b), Tenant shall pay to Landlord, with the next succeeding installment of Base Rent, the increase in Base Rent that Tenant would have paid had the Index been revised on the applicable Adjustment Date. If the Index is no longer published, another generally recognized index shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the substitute index shall on application of either party be selected by the chief officer of the San Francisco Regional Office of the Bureau of Labor Statistics or its successor.

          (b) Commencing on the first day of the first and sixth years of each renewal term of this Lease (each of which shall also be deemed an Adjustment
Date), the Base Rent shall be increased by the percentage increase in the Index during the period commencing on the first day of the immediately preceding five
(5) year period and ending on the applicable Adjustment Date under this section 3.1(b); provided, however, Base Rent shall not be increased by less than three percent (3%) per annum, nor more than four percent (4%) per annum, on a cumulative basis during each such five (5) year period (i.e., not less than fifteen percent (15%), nor more than twenty percent (20%), for each such five
(5) year period).

          (c) In the event that Landlord advances the Improvement Allowance (as defined in Section 9.4), for the period from and after the date of such advance through and including the Expiration Date, the monthly Base Rent shall be increased by an amount equal to one-twelfth of (i) the amount of the Improvement Allowance actually disbursed to Tenant, multiplied by (ii) the Annual Payment Multiple (as defined below). The term "Annual Payment Multiple" shall mean (1) eleven and twenty-five hundredths percent (11.25%) if the Improvement Allowance is advanced prior to the first anniversary of the Commencement Date, (2) eleven and forty-five hundredths percent (11.45%) if the Improvement Allowance is advanced after the first anniversary and prior to the second anniversary of the Commencement Date, (3) eleven and sixty-eight hundredths percent (11.68%) if the Improvement Allowance is advanced after the second anniversary and prior to the third anniversary of the Commencement Date, (4) eleven and ninety-four hundredths percent (11.94%) if the Improvement Allowance is advanced after the third anniversary and prior to the fourth anniversary of the Commencement Date, and (5) twelve and twenty-four hundredths percent (12.24%) if the Improvement Allowance is advanced after the fourth anniversary of the Commencement Date.

          (d) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent and additional rent payable by Tenant in accordance with this Lease.

     3.2 It is the intention of Landlord and Tenant that the Base Rent payable by Tenant to Landlord during the entire term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance or repair of the Premises during the term of this Lease, and Tenant shall manage, operate, maintain and repair the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as additional rent (whether payable to Landlord or the applicable third parties), all premiums for all property and liability insurance covering the Premises carried by Landlord or Tenant, all Property Taxes (as defined in section 4.1) and all Other Taxes (as defined in section 5.1) that accrue during or are allocable to the term of this Lease.

     3.3 Tenant shall pay all Base Rent to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all additional rent owing to Landlord on or before the third business day following written demand therefor given in accordance with section 23.1. Tenant shall pay all Base Rent and additional rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, by wire transfer to an account specified in writing by Landlord from time to time, or to such other person, by such other method or at such other place as Landlord may from time to time designate in writing, provided that any change in the method of payment shall be subject to Tenant's reasonable approval.

     3.4 Tenant acknowledges that the late payment by Tenant of any Base Rent or additional rent payable to Landlord (including the items described in section
3.2 to the extent owed to Landlord) will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any Base Rent or additional rent owed to Landlord is not received by Landlord within three (3) business days after Landlord gives written notice thereof (by facsimile or other method of notice permitted by section 23.1) to Tenant, Tenant shall immediately pay to Landlord a late charge equal to six percent (6%) of such delinquent amount; provided, however, that after the second such failure in a calendar year, no notice shall be required, and such late charge shall be due and payable on the due date if Base Rent or additional rent is not received by Landlord on the date due. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay all rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the Prime Rate (as hereinafter defined) plus five percent (5%) per annum. "Prime Rate" shall mean the reference rate announced from time to time by Bank of America NT & SA at its headquarters location.

     3.5 Notwithstanding the foregoing, Tenant shall not be deemed to be in default under this Lease as the result of (a) any failure to pay any Property Taxes, Other Taxes or other obligation of any nature (including construction costs) owed to any party other than Landlord, or (b) any failure to comply with any applicable law, regulation or other applicable legal requirement, so long as, in each case, (i) such tax, other obligation, law or other legal requirement is being diligently contested in good faith, and (ii) Tenant has provided Landlord with assurances reasonably acceptable to Landlord that such failure to pay or comply, pending the outcome of such contest, could not materially impair Landiord's rights and interests with respect to the Premises (including assurance that the applicable contest proceeding will operate during the pendency thereof to prevent or stay any sale, forfeiture or loss of all or any portion of the Premises). The right to contest third party obligations and legal requirements granted to Tenant in this paragraph (subject to the provisions of this Section 3.5) shall be referred to herein as the "Right to Contest."

     3.6 In the event that Tenant desires from time to time to contest any tax or other law applicable to the Premises or to commence any lawsuit or other proceeding relating to the Premises, and in the event that Landlord's participation is legally required, Landlord shall reasonably cooperate with Tenant in connection therewith so long as Tenant reimburses Landlord, within ten
(10) business days following written demand from time to time (but no more than once in any calendar month), for all costs incurred by Landlord as a result of such cooperation, but only to the extent that such costs exceed any direct economic benefits to Landlord which result from the final determination of the applicable contest or proceeding. Landlord shall refund all appropriate amounts within ten (10) business days following receipt of demand therefor in the event that any such direct economic benefits make it evident, following any such final determination, that Landlord was over-reimbursed by Tenant prior to such determination.

                                   ARTICLE IV.

                                 PROPERTY TAXES

     4.1 "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises. Unless and until the Premises receives its own tax parcel identification number, "Property Taxes" shall also mean all taxes, assessments and other charges included in the definition of Property Taxes with respect to any real property that is part of the same tax parcel as any part of the Premises. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

                                   ARTICLE V.

                                   OTHER TAXES

     5.1 "Other Taxes" shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or
(e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes.

                                   ARTICLE VI.

                                       USE

     6.1 The Premises shall be used only for the purpose specified in the BASIC LEASE INFORMATION and no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Landlord's withholding of consent shall be conclusively presumed reasonable if the proposed use would substantially increase the wear and tear on or the risk of damage to the Premises above levels or risks resulting from Tenant's use as of the date of this Lease or the proposed use is for an illegal purpose. For purposes of this Lease, "office purposes" shall include incidental uses related to office purposes, including without limitation printing and reprographic services incidental to Tenant's business, computer operations for Tenant's business, quality testing for Tenant's in-house food brand and food preparation training for the employees of Tenant and Tenant's clients; provided, however, that any material increase in the square footage used for any such incidental use shall be deemed to be a change in use requiring Landlord's consent as provided above, if such increase in square footage will overburden or unduly strain the Premises or will exceed the recommended capacity or impair the operation of any building systems. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy for the Premises or will cause a cancellation of any insurance for the Premises. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of Landlord. Tenant shall not maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

                                  ARTICLE VII.

                                    SERVICES

     7.1 Tenant shall, at Tenant's sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services, and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services to the applicable third parties as additional rent.

                                  ARTICLE VIII.

                             MAINTENANCE AND REPAIRS

     8.1 (a) Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof and all grounds, landscaping, parking areas, lighting, roof, walls, foundations, signs, heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler and life safety systems, equipment, fixtures, alterations, additions and improvements therein or thereon and keep all of the foregoing clean and in good order and operating condition (including, without limitation, painting the exterior of the Premises as often as reasonably needed to keep such exterior in a good, well painted condition, cleaning interior and exterior doors, windows and glass, and repairing and replacing any exterior windows and glass that is broken, cracked or damaged). Tenant may use qualified employees of Tenant to perform routine maintenance and routine repairs of the Premises. For all other maintenance and all non-routine repair services on the heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler and life safety systems and equipment in the Premises, Tenant shall engage a duly licensed independent contractor; provided, however, that Tenant may use its qualified employees to perform such other maintenance and non-routine repairs with Landlord's consent, which consent may be withheld if, in Landlord's reasonable determination, there is a substantial possibility of an increased risk of damage to the Premises or any systems or equipment located therein if such other maintenance or repair is performed by Tenant's employee instead of by a licensed independent contractor. If Landlord does not disapprove Tenant's use of a designated employee for a particular repair or maintenance project within five
(5) business days after Tenant's notice requesting such approval (which notice shall be accompanied by an accurate description of the project and the designated employee's relevant qualifications), Landlord shall be deemed to have approved such employee's work on such project.

          (b) Landlord and its consultants or contractors shall have the right to inspect the Premises to determine Tenant's compliance with this section 8.1, and Tenant shall promptly complete any maintenance or repair work reasonably required by Landlord or its consultants or contractors as a result of any such inspection. Tenant shall reimburse the Landlord, as additional rent, the costs incurred by Landlord in engaging Eckland Engineers or another consultant or contractor to perform such inspections and provide a report thereof, provided that Tenant's above-described reimbursement obligation shall be limited to the cost of one such inspection and report in any calendar year and provided that Tenant shall not be required to reimburse Landlord more than one thousand five hundred dollars ($1,500) per year during the first five (5) years of the Lease term or more than two thousand dollars ($2,000) per year thereafter for such inspection and report. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises. Subject to section 9.3, Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

     8.2 Notwithstanding the foregoing, during the last five (5) years of the Lease term, excluding any extension term, if Tenant is required by the terms of section 8.1 to perform any substantial repair or replacement the cost of which would be treated as a capital expense in accordance with generally accepted accounting principles (a "Capital Repair"), Landlord shall reimburse to Tenant, by a rent credit applied at the end of the Lease term, an amount equal to
(a) the cost of the Capital Repair, multiplied by (b) a fraction (i) the numerator of which is the number of years beyond the Lease term the useful life of the Capital Repair is anticipated to extend, and (ii) the denominator of which is the total anticipated useful life of the Capital Repair, provided that each of the following conditions is satisfied: the cost of such Capital Repair exceeds one hundred thousand dollars ($100,000) (the "Cost-Share Threshold"); fifty percent (50%) or more of the anticipated useful life of the Capital Repair extends beyond the Lease term; Tenant has not exercised its option, if any, to extend the Lease term; the anticipated useful life of the Capital Repair is ten
(10) years or more; and Landlord approves the plans and specifications and the budget for the completion of the Capital Repair. The Cost-Share Threshold shall be increased annually during the Lease term, including extensions, by an amount equal to the percentage increase in the Index during the preceding year. Any rent credit that Landlord is required to give Tenant under this Section 8.2 shall bear interest at the Prime Rate plus two percent (2%) per annum. If Tenant exercises its right to extend the Lease term, Landlord shall be relieved of any obligation to reimburse Tenant pursuant to this Section 8.2.

                                   ARTICLE IX.

                                   ALTERATIONS

     9.1 Except as specifically permitted in section 9.2, Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. Landlord's refusal to consent to the installation of an underground tank or fuel system shall be conclusively presumed to be reasonable. Except as specifically permitted in section 9.2, all alterations, additions and improvements in or to the Premises to which Landlord consents shall be made by Tenant at Tenant's sole cost and expense as foilows:

          (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

          (b) Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such plans and specifications and, if Landlord disapproves such plans and specifications, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications. If Landlord fails to notify Tenant within thirty
(30) days of Landlord's receipt of the plans and specifications for the work to be done by Tenant and all other information reasonably required by Landlord regarding such work, then Landlord shall be deemed to have consented to such work. With respect to alterations or improvements requiring Landlord's consent, Landlord shall have the right to condition its consent on Tenant's agreement to remove such alterations or improvements from the Premises upon the termination of the Lease; provided, however, that Landlord shall only be permitted to require Tenant to remove such alterations or improvements if failure to remove them, in Landlord's reasonable opinion, would adversely affect the value of the Premises or Landlord's ability to lease the Premises to a new tenant for office purposes.

          (c) All changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

          (d) Tenant shall obtain and comply with all building permits and other governmental permits and approvals required in connection with the work. Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with (i) the plans and specifications approved in writing by Landlord, (ii) the permits obtained by Tenant, and (iii) all applicable codes, laws, ordinances, rules and regulations. Notwithstanding the foregoing sentence, Tenant may use its qualified employees to perform such work, instead of a licensed contractor, with Landiord's consent, which consent may be withheld by Landlord if, in Landlord's reasonable determination, there is a substantial risk that the work performed by Tenant's employees would be of lesser quality than work performed by a licensed of contractor. Tenant shall pay the applicable third parties, as additional rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements, subject to the Right to Contest. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, except to the extent that the same results from a breach by Landlord of its obligations under this Lease.

          (e) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) days prior to such date; provided that no such notice shall be required for work to be performed by Tenant's qualified employees as permitted under Section 9.1(d) if such work does not require the issuance of a building permit under applicable codes. Subject to the Right to Contest, Tenant shall keep the Premises free from mechanics', materialmen's and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Subject to the Right to Contest, Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

     9.2 Tenant may make such alterations, additions or improvements without Landlord's consent only if the total cost of such alterations, additions or improvements is two hundred fifty thousand dollars ($250,000) (increased annually by an amount equal to the percentage increase in the Index during the preceding year) or less for any project or series of related projects and such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Premises and will not materially impair the mechanical, electrical, plumbing, utility or life safety systems of the Premises, but Tenant shall give Landlord prior written notice of any such alterations, additions or improvements; provided that no such notice shall be required for alterations, additions or improvements to be performed by Tenant's qualified employees as permitted under Section 9.1(d) if such work does not require the issuance of a building permit under applicable codes. In addi-tion, Landlord acknowledges that Tenant intends to construct non-structural, interior improvements on the fourth floor of the Office Building. Tenant agrees to complete such improvements before the end of fifth year of the initial term of this Lease; provided, however, that if Landlord's mortgagee or a third party purchaser acquires the Premises through a foreclosure sale, deed in lieu of foreclosure or similar transfer, and such mortgagee or third party purchaser refuses to agree in writing, after request from Tenant, to fund the Improvement Allowance (as hereinafter defined) in accordance with Section 9.4, Tenant shall not be obligated to complete such improvements until the end of the tenth year of the initial term of this Lease. Provided that such improvements (i) are substantially similar to the nature and quality of the improvements on the first, second and third floors of the Office Building and (ii) will not affect in any way the structural, exterior or roof elements of the Premises, and will not materially impair the mechanical, electrical, plumbing, utility or life safety systems of the Premises, then Landlord agrees it shall not have the right to approve Tenant's plans and specifications for such improvements. For all alterations, additions and improvements performed in accordance with this
Section 9.2, Tenant shall comply with all provisions of section 9.1 other than those provisions requiring Landlord's consent to plans and specifications in constructing such improvements.

     9.3 All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord's property excluding, however, underground tanks which shall remain the property of Tenant and shall be registered in the name of Tenant so long as this Lease remains in effect. Upon termination of this Lease, Landlord shall have the right, at Landlord's option, by giving written notice to Tenant at any time before or within ten (10) days after such termination with respect to any alterations, additions, fixtures or improvements to which Landlord did not consent or with respect to which Landlord's consent was conditioned on Tenant's removal of such alteration, addition, fixture or improvement from the Premises upon termination of the Lease, to retain all such alterations, additions, fixtures and improvements in the Premises, without compensation to Tenant, or (if failure to remove such alterations or improvements would, in Landlord's reasonable opinion, adversely affect the value of the Premises or Landlord's ability to lease the Premises to a new tenant for office purposes) to remove all such alterations, additions, fixtures and improvements from the Premises, repair all damage caused by any such removal, and restore the Premises to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made, and in the latter case Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a reasonable charge for Landlord's overhead and profit). All movable furniture, equipment, trade fixtures and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures other personal property from the Premises and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 9.3 to be performed after such termination.

     9.4 Subject to the terms and conditions of this Section 9.4, Landlord shall provide Tenant an allowance (the "Improvement Allowance") in an amount requested by Tenant, but not exceeding five hundred thousand dollars ($500,000), to reimburse Tenant for costs incurred in constructing the interior improvements on the fourth floor of the Office Building as described in Section 9.2 (the "Fourth Floor Work"). Landlord shall disburse the Improvement Allowance to Tenant in one lump sum, within thirty (30) days after notice from Tenant requesting such disbursement and specifying the requested amount, which notice shall be accompanied by paid invoices for labor and materials in connection with the Fourth Floor Work and final unconditional lien releases from the contractor, all subcontractors and all suppliers providing labor or materials for the Fourth Floor Work. Notwithstanding the preceding sentence, if Tenant is unable to provide Landlord with an unconditional lien release for reasons other than that the work is not substantially completed, and provided all other conditions set forth in this Section 9.4 are satisfied, Landlord shall disburse the Improvement Allowance LESS two times the amount or amounts to which the missing lien releases correspond (the "Hold Back"), and when Landlord has received all unconditional lien releases (or the last day for filing the applicable lien passes and, on the tenth (10th) day thereafter, no lien has been filed and/or Tenant has removed any lien that is filed, by bonding or otherwise), Landlord will disburse the Hold Back in one lump sum. Landlord's obligation to disburse the Improvement Allowance is conditioned upon Landlord's receipt prior to the fifth anniversary of the Commencement Date (the "Improvement Completion Deadline") of (a) a certificate of Tenant's architect or engineer, in form reasonably satisfactory to Landlord, certifying that the Fourth Floor Work has been substantially completed, was constructed in compliance with all applicable codes, laws, ordinances, rules and regulations and is free of material defects (other than latent defects), and (b) a certificate of occupancy with respect to the Fourth Floor Work. The Improvement Completion Deadline shall be extended by one (1) day for each day that Tenant or Tenant's contractor, subcontractors or suppliers are prevented from providing labor or materials for the Fourth Floor Work for reasons beyond the reasonable control of the party from whom performance is required, such as acts of nature, a strike or other labor disturbance, war or riots; provided, however, that the Improvement Completion Deadline shall in no event be extended more than one hundred eighty (180) days.

                                   ARTICLE 10

                                    INSURANCE

     10.1 Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this section 10.1, except to the extent caused by the gross negligence or willful misconduct of Landlord.

     10.2 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land containing the Premises arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This section 10.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

     10.3 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive general liability insurance, including contractual liability (covering this Lease), cross liability, and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount specified in the BASIC LEASE INFORMATION per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, such insurance shall name the Landlord and any other parties designated by Landlord as additional insureds. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property, to the extent Tenant elects to do so.

     10.4 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force Worker's compensation and employer's liability insurance in all states in which the Premises and any other operations of the Tenant are located and any other state in which the Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage required hereunder shall not be less than the amounts specified in section 10.3.

     10.5 The insuring party for property insurance specified in the Basic Lease Information shall, at all times during the term of this Lease, at such party's sole cost and expense, obtain and keep in force (a) insurance against loss or damage to the Premises by fire and all other risks of physical loss covered by insurance of the type now known as "all risk," including coverage for flood (if the Premises is located in an area identified as an area having special flood hazards) and earthquake (subject to the limitations set forth in the following sentence), with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing the "Replacement Cost Endorsement"; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; and (c) plate glass insurance in such amounts as Landlord may reasonably determine if the Premises contain plate glass. Tenant shall only be required to maintain earthquake insurance on the Premises if the annual premium (or the allocated premium if Tenant's earthquake insurance policy insures property in addition to the Premises) does not exceed twenty thousand five hundred dollars ($20,500), increased annually during the Lease term, including extensions, by an amount equal to the percentage increase in the Index during the preceding year (as increased, the "Premium Cap"). If for any year the annual premium for the earthquake insurance exceeds the Premium Cap, Tenant shall not be obligated to carry earthquake insurance, but if Landlord elects to cover the Premises under an earthquake insurance policy, including a blanket policy, carried by Landlord for any such year, Tenant shall pay to the Landlord for that year the lesser of (a) the Premium Cap, or (b) the portion of the earthquake insurance premium paid by Landlord allocable to the Premises. If Landlord elects to carry earthquake insurance on the Premises in accordance herewith, then upon request by Tenant, Landlord shall furnish Tenant with evidence of Landlord's premium allocation.

     10.6  All insurance required to be maintained by Tenant under this
Article 10 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state where the Premises are located and having a rating in Best's Insurance Guide of at least A-IX. No deductible amount under any such insurance policy shall exceed twenty-five thousand dollars ($25,000), except for the deductible for Tenant's earthquake insurance policy, which deductible shall not exceed five percent (5%) of the value of the Premises. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without sixty (60) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of sixty (60) days shall have expired. All insurance under this Article 10 to be maintained by Tenant shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. The insurance required to be maintained by Tenant under this Article 10 may be provided for in the form of a blanket policy or policies of insurance, provided all of the requirements of this Article 10 are satisfied by such blanket policy or policies. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any policy to be maintained by Tenant or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant and Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord as a result of Tenant's failure to obtain and maintain in effect the policies of insurance required under this Article 10.

     10.7 Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers, compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver (of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this section 10.6.

                                   ARTICLE 11

                       COMPLIANCE WITH LEGAL REQUIREMENTS

     11.1 Subject to the Right to Contest, Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises.

     11.2 Notwithstanding the foregoing, during the last five (5) years of the Lease term, excluding any extension term, if Tenant is required, pursuant to section 11.1, to make any substantial repair or improvement to the Premises the cost of which would be treated as a capital expense in accordance with generally accepted accounting principles (a "Required Improvement"), Landlord shall reimburse to Tenant, by a rent credit applied at the end of the Lease term, an amount equal to (a) the cost of the Required Improvement, multiplied by (b) a fraction (i) the numerator of which is the number of years beyond the Lease term the useful life of the Required Improvement is anticipated to extend, and
(ii) the denominator of which is the total anticipated useful life of the Required Improvement, provided that each of the following conditions is satisfied: the cost of such Required Improvement exceeds the Cost-Share Threshold, as adjusted pursuant to Section 8.2; fifty percent (50%) or more of the anticipated useful life of the Required Improvement extends beyond the Lease term; Tenant has not exercised its option, if any, to extend the Lease term; the anticipated useful life of the Required Improvement is ten (10) years or more; and Landlord approves the plans and specifications and the budget for the construction or installation of the Required Improvement. If Tenant exercises its right to extend the Lease term, Landlord shall be relieved of any obligation to reimburse Tenant pursuant to this Section 11.2.

     11.3 Landlord shall reasonably cooperate with Tenant from time to time, upon Tenant's request and at Tenant's expense, to the extent that Landlord's signature, consent or participation

(or any other action of Landlord) is legally required in connection with
(a) petitions, or other applications for changes to, laws, taxes, assessments or other monetary impositions relating to the Premises, (b) applications for, modifications of, disputes with respect to, or other actions, proceedings or negotiations relating to permits, licenses and/or other authorizations relating to the Premises, (c) existing easements, covenants, conditions and/or restrictions relating to the Premises (or modifications thereto) or supplemental or additional agreements of such type, (d) dedications or transfers of unimproved portions of the Premises for road or other public purposes,
(e) petitions to have the Premises annexed to any utility or service district or other similar entity, and/or (f) any other agreements, transactions, disputes, proceedings or other matters, whether involving governmental or quasi-governmental authorities or private parties, with respect to which Landlord's cooperation is legally required; provided that Landlord may refuse to cooperate as set forth herein (i) in the event that the activity with respect to which Tenant is seeking such cooperation is prohibited by this Lease, or (ii) in the event that all of the following are true: (A) the activity with respect to which Tenant is seeking such cooperation is not expressly permitted by this Lease,
(B) no other provision of this Lease would obligate Landlord to provide such cooperation, and (C) Landlord reasonably determines that the result that Tenant is seeking to accomplish would materially and adversely affect Landlord's interests with respect to the Premises.

                                  ARTICLE 12

                             ASSIGNMENT OR SUBLEASE

     12.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest herein or sublease the Premises or any part thereof (except as provided in section 12.4), or permit the use or occupancy of the Premises by any person or entity other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Tenant agrees that the instrument, by which any assignment to which Landlord consents or which is permitted by section 12.4 is accomplished, shall expressly provide that the assignee will perform all of the covenants to be performed by Tenant under this Lease as and when performance is due after the effective date of the assignment and that Landlord will have the right to enforce such covenants directly against such assignee. Tenant agrees that the instrument, by which any sublease to which Landlord consents or which is permitted by section 12.4 is accomplished, shall expressly provide that it is subject and subordinate to the Lease. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all such covenants.

     12.2 If Landlord consents in writing, Tenant may complete the intended assignment or sublease, provided, however, that no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with section 12.1, has been delivered to Landlord.

     12.3 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant during the term of this Lease, including all extension terms (whether or not Tenant consents to such extension by an assignee). The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease; provided, however, that if Landlord and Tenant's assignee agree to increase Base Rent in excess of the amount of Base Rent otherwise payable under section 3.1, then Tenant shall not be liable to Landlord for payment of such excess Base Rent.

     12.4 Tenant may sublease all or any portion of the Premises to its Affiliates, and may sublease less than ten thousand (10,000) square feet of the Office Building to any person or entity, without Landlord's prior-written consent so long as such subtenant's proposed use of the Premises: (a) shall be permitted hereunder and under all legal and other requirements described in Article 11; (b) shall not substantially increase the wear and tear on or the risk of damage to the Premises above levels or risks resulting from Tenant's use as of the date of this Lease; and (c) is not for any illegal purpose. All provisions of this Article 12 applicable to subletting, other than the requirement of obtaining Landlord's prior consent, shall apply to any subletting under this 12.4. As used in this Lease, the term "Affiliates" means an entity which controls, is controlled by or is under common control with Tenant.

     12.5 Notwithstanding anything to the contrary set forth in this Article 12, Landlord's consent shall not be required to (a) any temporary, rent-free use of up to twenty thousand (20,000) square feet of the Premises by Tenant's suppliers, customers or other persons with whom Tenant conducts business, provided that Tenant retains the right to terminate each such persons' use of the Premises at any time and Tenant shall use diligent efforts to assure that such users comply with all of the applicable terms and provisions of this Lease;
(b) a consolidation or merger of Tenant or a sale of all or substantially all of Tenant's assets, provided the tangible net worth of Tenant's successor immediately after such consolidation, merger or sale is equal to or greater than Tenant's tangible net worth immediately prior to such consolidation, merger or sale, all as evidenced by audited balance sheets; (c) any sublease of the Cafeteria for a period of one (1) week or less; or (d) any cafeteria operating agreement (in the event that any such agreement is construed to constitute a sublease).

                                   ARTICLE 13

                                ENTRY BY LANDLORD

     13.1 Landlord shall have the right, following no less than one (1) business day's advance notice (except in emergencies), to enter the Premises at any reasonable time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, to lenders, or during the last twelve (12) months of the term of this Lease to tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) perform any obligations of Tenant in accordance with section 14.5, (e) post notices of nonresponsibility, "For sale", and during the last twelve (12) months of the term of this Lease "For lease" signs, in and about the Premises, (f) make any repairs to the Premises which Landlord is entitled to make and (g) investigate and perform tests to determine Tenant's compliance with Article 21. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Tenant shall be entitled to have one of its agents or other representatives accompany Landlord at all times during any such entry (except in emergencies), and Landlord shall reasonably cooperate with Tenant to minimize any unavoidable disruption of Tenant's operations resuiting from any such entry. If Landlord removes any existing underground tanks and fueling system from the Premises, Landlord shall have no obligation to replace them or provide alternate tanks or a fueling system. Landlord shall at ail times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.


                                   ARTICLE 14

                         EVENTS OF DEFAULT AND REMEDIES

     14.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

     (a) Tenant fails to pay any Base Rent and such failure continues for more than three (3) business days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice shall be required to establish an Event of Default in the same calendar year; or

     (b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

     (c) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due (subject to the Right to Contest) and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or


     (d) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

     (e) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within sixty (60) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

     (f) This Lease or any estate of Tenant hereunder (other than particular items of Equipment whose aggregate value does not exceed one hundred thousand dollars ($100,000)) is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days; or

     (g) Tenant abandons the Premises.

     14.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

     (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

     (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

     (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause
(c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest the Premises at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a),
(b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.

     14.3 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

     14.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

     14.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

     14.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

                                   ARTICLE 15

                              DAMAGE OR DESTRUCTION

     15.1 Landlord and Tenant acknowledge that, pursuant to Section 19.03.093 (as the same may be amended from time to time and together with any successor section, the "Use Section") of the Zoning Ordinance of the City of Commerce, California (as the same may be amended from time to time and together with any successor ordinance, the "Zoning Ordinance"), if the Premises are "destroyed" (as such term is used in the Use Ordinance) and not replaced within a specified period of time, the use of the Premises for office purposes could cease to be a permitted nonconforming use ("Permitted Use Termination") under the Zoning Ordinance. If the Premises, or any part thereof, is damaged by fire or other casualty during the term of this Lease and neither Landlord nor its Lender reasonably determine that such damage is of such nature and or/magnitude that, under all of the circumstances, there is a material risk that a Permitted Use Termination could result pursuant to the Use Section, then Tenant shall restore the Premises, and insurance proceeds shall be made available to Tenant therefor, pursuant to Section 15.2 hereof. If the Premises, or any part thereof, is damaged by fire or other casualty during the term of this Lease and Landlord or its Lender determine, in their reasonable judgment, that such damage is of such nature and/or magnitude that, under all of the circumstances, there is a material risk that a Permitted Use Termination could result pursuant to the Use Section, then Tenant shall diligently seek to obtain "reasonably satisfactory assurances" (as hereinafter defined) that the Premises' permitted office use pursuant to the Zoning Ordinance will continue after restoration of the Premises. If Tenant does obtain "reasonably satisfactory assurances" within sixty (60) days after the casualty event, then Tenant shall restore the Premises, and insurance proceeds shall be made available to Tenant therefor, pursuant to Section 15.2 hereof. If Tenant does not obtain "reasonably satisfactory assurances" within sixty (60) days after the casualty event, then Landlord shall have the right to elect, by giving Tenant written notice of such election within one hundred five (105) days after the casualty event, to either:
(a) continue the Lease in effect, in which case Tenant shall restore the Premises, and insurance proceeds shall be made available therefore, pursuant to
Section 15.2 hereof; or (b) terminate the Lease and reconvey the Premises to Tenant "as is." If Landlord elects, pursuant to subsection (b) of the preceding sentence, to reconvey the Premises to Tenant (a "Landlord Put"), then Landlord shall deliver to Tenant a grant deed and a bill of sale conveying the Premises, an assigranent of the Contracts and Permits and an assigranent of any unpaid casualty insurance proceeds relating to the Premises to which Landlord is entitied, within sixty (60) days after Tenant receives Landlord's election notice, in exchange for the following: (x) if Landlord has received casualty insurance proceeds on account of such casualty cn or before the reconveyance date, Landlord shall retain such proceeds and Tenant shall pay to Landlord the difference, if any, between the applicable amount (the "Total Stipulated Amount") set forth on the Stipulated Amount Schedule attached hereto as Schedule IV and the casualty insurance proceeds actually received by Landlord; or (y) if Landlord has not received any casualty insurance proceeds on account of such casualty on or before the reconveyance date, Tenant shall pay to Landlord the applicable Total Stipulated Amount. In the case of a Landlord Put, Landlord shall reconvey the Premises to Tenant free and clear of all monetary liens, and Tenant shall be solely responsible for any transfer taxes and all other closing costs (except Landlord's attorney's fees) as sociated with the reconveyance. "Reasonably satisfactory assurances" means written assurance from the responsible city authorities (or other reasonably equivalent assurances) indicating, to the reasonable satisfaction of Landlord and its lender, that no Permitted Use Termination will result from the casualty and that the permitted office use of the Premises pursuant to the Zoning Ordinance shall continue in effect after restoration of the Premises notwithstanding any delays that may cause restoration to be completed after expiration of the time period specified in the Use Section. "Reasonably satisfactory assurances" may include an extension of the time period referred to in the Use Section, so long as such extension is sufficient to leave no reasonable possibility that the restoration will not be completed within the extended time. Reasonably satisfactory assurances" may include satisfactory written confirmation that the casualty damage was not of such nature and/or magnitude as to constitute "destruction" of the Premises (as such term is used in the Use Section).

     15.2 If under Section 15.1 of this Lease Tenant is required to restore the Premises following a fire or other casualty event, then Tenant shall repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty, Tenant shall repair and replace all furniture, equipment, trade fixtures and personal property of Landlord (or, in lieu of the foregoing repair and replacement, Tenant shall construct and install other Improvements and Equipment in accordance with the requirements of Article 9), and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with Article 9. Tenant's obligation to rebuild, and Tenant's obligation to pay the full rent specified in this Lease, as herein provided shall not be affected in any way by such damage or destruction even if the casualty results in the loss of the permitted non-conforming use status of the Premises that allows the Premises to be used as an office building; provided, however, that in such event Landlord shall not unreasonably withhold consent to (x) a modification of the use provisions of this Lease to the extent necessary to allow Tenant (or its permitted assignees or subtenants) to make reasonable beneficial use of the Premises in accordance with applicable land use restrictions, and (y) changes to the Improvements reasonably necessary to facilitate any such change in use, subject to the applicable terms and provisions of Article 9 of this Lease. In no event shall rent abate. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved pursuant to Article 9), and (ii) deposited with Landlord cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget (the "Estimated Repair Cost") over the amount of insurance proceeds received on account of such casualty (the "Insurance Proceeds"), then Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration, as follows:

     (a) No more frequently than once per calendar month, Tenant may request that Landlord either (at Tenant's option) reimburse Tenant for costs incurred by Tenant or pay Tenant's contractors or subcontractors directly for work in place to repair and restore the Premises during the immediately preceding calendar month. Tenant's request shall certify that all work for which payment is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to Article 9 and all applicable codes, laws, ordinances, rules and regulations, and shall include reasonably satisfactory evidence of the costs incurred by Tenant or due to Tenant's contractors or subcontractors, as the case may be, and lien releases in form and substance required by applicable law executed by all mechanics, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or supplied materials.

     (b) within five (5) business days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds, then Landlord's approval shall include a check in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. Landlord's failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord's approval of the request. In addition, Landlord shall have the right to impose other conditions upon disbursement so long as they are consistent with customary construction loan disbursement practices.

If, after all repair and restoration has been completed, the total actual cost to complete such repair and restoration (the "Actual Repair Cost") is less than the Estimated Repair Cost and Tenant was required to deposit cash with Landlord to make up the difference between the Estimated Repair Cost and the Insurance Proceeds pursuant to this section 15.2, Landlord shall return to Tenant the lesser of (i) the difference between the Estimated Repair Cost and the Actual Repair Cost and (ii) the amount of the cash deposited by Tenant with Landlord.

     15.3 In addition to Landlord's rights under Section 15.1 hereof, if the Premises, or any part thereof, is damaged by fire or other casualty and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Tenant in accordance with section 15.2 cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord and Tenant in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Tenant in accordance with section 15.2 and Tenant does not deposit such shortfall with Landlord, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within forty-five (45) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice, in which case all insurance proceeds on account of such casualty shall be paid to Landlord. If Landlord does not exercise the right to terminate this Lease in accordance with this section 15.3, Tenant shall repair such damage and restore the Premises in accordance with section 15.2 and this Lease shall remain in full force and effect.

                                   ARTICLE 16

                                 EMINENT DOMAIN

     16.1 If a substantial portion of the Premises is taken and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes, or if a portion of the Premises is taken resulting in loss of access to and from the Premises without reasonable substitute access being available, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 16.1, this Lease shall terminate as of the date of such taking. If neither Landiord nor Tenant exercises such right to terminate this Lease in accordance with this section 16.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, Tenant shall restore the portion of the Premises not so taken to an integrated architectural unit in accordance with Article 9 and the Base Rent shall be reduced as of the date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.


     16.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 16.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

     16.3 In the event of any taking other than a taking referred to in section 16.1, this Lease shall continue in full force and effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease and Tenant shall restore the Premises to an integrated architectural unit in accordance with Article 9. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved pursuant to Article 9), and (ii) deposited with Landlord cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget (the "Estimated Restoration Cost") over the amount of condemnation award proceeds received on account of such taking (the "Condemnation Proceeds"), then Landlord shall make available to Tenant all condemnation award proceeds actually received by Landlord on account of such taking, for application to the costs of such approved repair and restoration, as follows:

     (a) No more frequently than once per calendar month, Tenant may request that Landlord either (at Tenant's option) reimburse Tenant for costs incurred by Tenant or pay Tenant's contractors or subcontractors directly for work in place to repair and restore the Premises during the immediately preceding calendar month. Tenant's request shall certify that all work for which payment is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to
Article 9 and all applicable codes, laws, ordinances, rules and regulations, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and lien releases in fo= and substance required by applicable law executed by all mechanics, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or supplied materials.

     (b) Within five (5) business days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) condemnation award proceeds, then Landlord's approval shall include a check in the amount Approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. Landlord's failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord's approval of the request. In addition, Landlord shall have the right to impose other conditions upon disbursement so long as they are consistent with customary construction loan disbursement practices.

If, after all repair and restoration has been completed, the total actual cost to complete such repair and restoration (the "Actual Restoration Cost") is less than the Estimated Restoration Cost and Tenant was required to deposit cash with Landlord to make up the difference between the Estimated Restoration Cost and the Condemnation Proceeds pursuant to this section 16.3, Landlord shall return to Tenant the lesser of (i) the difference between the Estimated Restoration Cost and the Actual Restoration Cost, and (ii) the amount of cash deposited by Tenant with Landlord.

     16.4 As used in this Article 16, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain (or a sale of any or all of the Premises in lieu, or under threat, thereof) and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.

                                   ARTICLE 17

                         SUBORDINATION, MERGER AND SALE

     17.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed (except that, at any time when an Event of Default exists under this Lease, any person who acquires Landlord's interest hereunder shall have all of the rights and remedies provided under Article 14), and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence. Without limiting the generality of the foregoing, Tenant agrees to enter into a subordination, nondisturbance and attornment agreement substantially in the form attached hereto as Exhibit B.

     17.2 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

     17.3 If the original Landlord hereunder, or any successor owner of the Premises, sells or conveys the Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner, and such new owner shall be deemed to have assumed all such liabilities and obligations. Tenant agrees to attorn to such new owner.

                                   ARTICLE 18

                              ESTOPPEL CERTIFICATE

     18.1 At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate, in the form attached as Exhibit C, certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

     18.2 Landlord shall execute and deliver to Tenant, within ten (10) days following written request by Tenant, a certificate, in a form reasonably acceptable to Landlord, pursuant to which Landlord certifies and agrees, for the benefit of an assignee or subtenant of Tenant, except as otherwise expressly set forth in such certificate: (a) that attached to the certificate is a true and comelete copy of this Lease and all modifications thereto, each of which is in full force and effect and which constitute all of the agreements presently in effect between Landlord and Tenant with respect to the Premises; (b) that, to the best of Landlord's knowledge, Tenant is not materially in default with respect to this Lease; and (c) all other certifications and agreements reasonably required by Tenant that do not impair Landlord's rights hereunder or under any other agreement.

                                   ARTICLE 19

                                  HOLDING OVER

     19.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to Article 3, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time.

                                   ARTICLE 20

                              FINANCIAL STATEMENTS

     20.1 On or before April 1 of each year, Tenant shall deliver to Landlord Tenant's audited financial statements ("Financial Statements") for the previous fiscal year of Tenant, which Financial Statements shall include an audited consolidated balance sheet of Tenant and its consolidated subsidiaries as at the end of such fiscal year, a consolidated statement of operations of Tenant and its consolidated subsidiaries for such fiscal year, and a certificate of Tenant's auditor (which shall be a recognized national independent accounting firm) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principals consistently applied and fairly present the financial condition and operations of Tenant and its consolidated subsidiaries for and as at the end of such fiscal year. Tenant's fiscal year ends on the Saturday falling closest to August 31.

                                   ARTICLE 21

                               HAZARDOUS MATERIALS

     21.1 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import, which is or becomes regulated by any local governmental authority, the state in which the Premises are located, or the United States Government. The term "Hazardous Material" includes, but is not limited to, any material or substance which is, (i) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317), (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. section 6903), (iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601, et seq.), (iv) asbestos, (v) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas natural usable for fuel, or any mixture thereof), (vi) petroleum products, (vii) polychlorinated biphenyls, (viii) urea formaldehyde, (ix) radon gas, (x) radioactive matter, (xi) medical waste, and (xii) chemicals which may cause cancer or reproductive toxicity.

     21.2 As used herein, the term "Environmental Requirements" means all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force relating to protection of human health or the environment from Hazardous Material, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Material.

     21.3 Tenant shall not permit or conduct the handling, use, generation, treatment, storage or disposal on, in or about the Premises of any Hazardous Material without prior written notice to Landlord. Any such notice by Tenant to Landlord shall be in writing and shall demonstrate to the reasonable satisfaction of Landlord that such Hazardous Material is necessary to the business of Tenant and will be handled, used, generated, treated, stored or disposed of in a manner that complies with all Environmental Requirements. Any such handling, use, generation, treatment, storage or disposal of any Hazardous Material permitted by Landlord hereunder shall be in compliance with all Environmental Requirements.

     21.4 Tenant shall, within five (5) days after the receipt thereof, give written notice to Landlord of any notice or other communication regarding any
(a) actual or alleged violation of Environmental Requirements by Tenant or with respect to the Premises, (b) actual or threatened migration of Hazardous Material from the Premises, or (c) the existence of Hazardous Material in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing.

     21.5 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys' fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Commencement Date of Hazardous Material in or on the Premises or the actual or threatened migration on or after the Commencement Date of Hazardous Material from the Premises or the existence on or after the Commencement Date of a violation of Environmental Requirements by Tenant or with respect to the Premises. Notwithstanding the foregoing, Tenant shall not be required to indemnify, defend or hold harmless Landlord with respect to Hazardous Materials brought or migrating onto the Premises after the Lease term expires or for violations of Environmental Requirements with respect to the Premises that occur after the Lease term expires, unless Tenant or its successor or assign is responsible for bringing the Hazardous Materials onto the Premises, for causing the migration or for the violation of Environmental Requirements. The obligations of Tenant under this section 21.5 shall not be affected by any investigation by or on behalf of Landlord or by any information which Landlord may have or obtain with respect thereto. Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any Hazardous Material in or on the Premises on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any Hazardous Material or to remedy any actual or threatened violation of Environmental Requirements, provided such remedial action is required under Environmental Requirements. This section 21.5 shall survive termination of this Lease.

     21.6 If, at any time when the term of this Lease (including any renewal term) would expire but for the terms of this section 21.6, a Hazardous Material exists in, on, about or under the Premises, then the term of this Lease shall automatically be extended and this Lease shall remain in effect until the earlier of (i) the completion of all remedial action required under section 21.5, or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease. During any such extension period, Tenant shall perform all of its obligations under this Lease including payments of all rent due hereunder (for which purpose the monthly Base Rent shall remain unchanged).

     21.7 Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall be permitted to store and use on the Premises from time to time certain Hazardous Material whose nature and quantities are customary in connection with the office, cafeteria and other permitted uses of the Premises (and in connection with any permitted Alterations performed by Tenant), and that Tenant shall not be required to provide Landlord with specific notice of any such storage or use; provided that Tenant shall at all times comply with all Environmental Requirements pertaining to any such Hazardous Material.

                                   ARTICLE 22

                                     WAIVER

     22.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Landlord or Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

                                   ARTICLE 23

                                     NOTICES

     23.1 All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery or courier service), or by electronic facsimile transmission and addressed as follows: To Landlord at the address of Landlord specified in the BASIC LEASE INFORMATION, or at such other place as Landlord may from time to time designate in a written notice to Tenant; and to Tenant, before the Commencement Date, at the address of Tenant specified in the BASIC LEASE INFORMATION, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of delivery if hand delivered.

                                   ARTICLE 24

                                   TRADE NAMES

     24.1 All trade names used by Tenant from time to time in connection with its operations in the Premises, all patents and other intellectual property rights of Tenant, and all other intangible personal property of Tenant used or arising in connection with Tenant's operations in the Premises shall not be subject to any lien or claim of ownership by Landlord. Tenant may use any trade name(s) that it chooses in connection with its operations in the Premises and may change such trade name(s) from time to time.

                                   ARTICLE 25

                               MEMORANDUM OF LEASE

     25.1 Concurrently with the execution of this Lease, Landlord shall execute and deliver to Tenant a memorandum of lease, in the form attached hereto as Exhibit D.

                                   ARTICLE 26

                                  MISCELLANEOUS

     26.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of or resulting from any failure by Tenant to perform any of its obligations or any breach by Tenant of any of its representations or warranties in accordance with this Lease. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed in accordance with the laws of the state where the Premises are located.

     26.2 If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

     26.3 The exhibits and addenda, if any, specified in the BASIC LEASE INFORMATION are attached to and made a part of this Lease.

     26.4 Tenant warrants and represents to Landlord that Tenant and has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Tenant in connection with this Lease.

     26.5 Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is a corporation, duly organized and validly existing under the laws of the State of California, (b) Tenant is qualified to do business in the state where the Premises is located, (c) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of Tenant is duly and validly authorized to do so. Landlord and each person executing this Lease on behalf of Landlord represents and warrants to Tenant that (a) Landlord is a corporation duly organized and validly existing under the laws of the State of Maryland, (b) Landlord is (to the extent so required) qualified to do business in California, (c) Landlord has full right, power and authority to enter into this Lease and to perform all of Landlord's obligations hereunder, and (d) each person signing this Lease on behalf of Landlord is duly and validly authorized to do so.

     26.6 There are no oral agreements between Landlord and Tenant affecting this Lease, alnd this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Premises. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

     26.7 Except for determinations expressly described as being in the "sole" or "absolute" discretion of the applicable party (or other similar words or phrases), neither Landlord nor Tenant shall unreasonably withhold or delay any consent, approval or other determination provided for hereunder, and determinations subject to sole or absolute discretion (or other similar words or phrases) shall not be unreasonably delayed.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

Landlord:                               Tenant:

TriNet Essential Facilities XII,        CERTIFIED GROCERS OF CALIFORNIA,
INC., a Maryland corporation            LTD., a California corporation



By /s/ James R. Reinhart                By
   ----------------------------------      --------------------------------

   Its Executive Vice President            Its
       ------------------------------         -----------------------------
approval or other determination provided for hereunder, and determinations subject to sole or absolute discretion (or other similar words or phrases) shall not be unreasonably delayed.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

Landlord:                               Tenant:

TriNet Essential Facilities XII,        CERTIFIED GROCERS OF CALIFORNIA,
INC., a Maryland corporation            LTD., a California corporation



By                                      By /s/ Daniel T. Bane
   ---------------------------------       --------------------------------

   Its                                      Its CFO
      ------------------------------            ---------------------------

                          LEGAL DESCRIPTION OF THE LAND

          All of the real property located in the City of Commerce, County of Los Angeles, State of California, described as follows:

PARCEL 1:

PARCELS 2 AND 3 OF PARCEL MAP NO. 11171, IN THE CITY OF COMMERCE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 113, PAGE 7 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM THAT PORTION OF PARCEL 3 DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID PARCEL 3; THENCE ALONG THE NORTHWESTERLY LINE OF SAID PARCEL NORTH 22 DEG. 23' 00", EAST 361.13 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE SOUTH 67 DEG. 37' 12" EAST 396.81 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF SAID PARCEL 3; SAID POINT BEING DISTANT NORTH 22 DEG. 16' 55" EAST 360.65 FEET FROM THE MOST SOUTHERLY CORNER OF SAID PARCEL; THENCE ALONG SAID SOUTHEASTERLY LINE SOUTH 22 DEG. 16' 55" WEST 360.65 FEET TO THE MOST SOUTHERLY CORNER OF SAID PARCEL; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL NORTH 67 DEG. 41' 22" WEST 397.44 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THE ENTIRE MINERAL ESTATE IN THE PROPERTY DESCRIBED LYING NOT LESS THAN 500 FEET BENEATH THE NATURAL SURFACE; FOR THE PURPOSES OF THIS RESERVATION THE MINERAL ESTATE SHALL INCLUDE ALL SUBSTANCES WHICH HAVE BEEN DISCOVERED OR WHICH MAY IN THE FUTURE BE DISCOVERED UPON OR UNDER THE PROPERTY DESCRIBED, WHICH ARE NOW OR MAY IN THE FUTURE BE VALUABLE, AND WHICH ARE NOW OR MAY BE IN THE FUTURE ENJOYED THROUGH EXTRACTION FROM THE PROPERTY DESCRIBED, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE MINERAL ESTATE SHALL INCLUDE ALL FORMS OF GENERALITY OF THE FOREGOING, THE MINERAL ESTATE SHALL INCLUDE ALL FORMS OF THE GEOTHERMAL ENERGY, ALL COAL, ALL GASES, ALL HYDROCARBON SUBSTANCES, ALL FISSIONABLE MATERIALS, ALL METALLIC MINERALS, AND ALL NON-METALLIC MINERALS.

NOTWITHSTANDING OWNERSHIP OF THE MINERAL ESTATE, NEITHER GRANTOR NOR ITS SUCCESSORS OR ASSIGNS SHALL HAVE THE RIGHT TO ENTER UPON THE SURFACE OF THE PROPERTY DESCRIBED FOR THE PURPOSE OF EXTRACTING ANY CONSTITUENTS OF THE MINERAL ESTATE. GRANTOR RESERVES THE RIGHT, ON BEHALF OF ITSELF, ITS SUCCESSOR AND ASSIGNS, (1) TO EXTRACT THE CONSTITUENTS OF THE MINERAL ESTATE FROM THE PROPERTY DESCRIBED BY MEANS OF WELLS, SHAFTS, TUNNELS, OR OTHER SUBSURFACE ACCESSES WHICH MAY BE CONSTRUCTED, DRILLED OR DUG ON OR FROM OTHER LAND AND WHICH MAY PENETRATE INTO THE PROPERTY DESCRIBED BELOW A DEPTH OF 500 FEET, AND (2) TO EXCAVATE, CONSTRUCT, MAINTAIN, AND OPERATE SUBSURFACE FACILITIES BELOW A DEPTH OF 500 FEET OF THE PROPERTY DESCRIBED FOR THE EXTRACTION OF THE CONSTITUENTS OF THE MINERAL ESTATE SO LONG AS THE SUBSURFACE FACILITIES DO NOT UNREASONABLY INTERFERE WITH THE USE AND ENJOYMENT OF THE SURFACE ESTATE IN THE PROPERTY DESCRIBED, AS RESERVED BY SANTA FE PACIFIC REALTY CORPORATION, SUCCESSOR BY MERGER WITH SANTA FE LAND IMPROVEMENT COMPANY, IN DEED RECORDED AUGUST 15, 1989 AS INSTRUMENT NO. 89-1309080, OFFICIAL RECORDS.

                                    EXHIBIT A

PARCEL 2

AN EASEMENT FOR LANDSCAPING, UTILITIES, AND OPEN SPACE ON, OVER AND ACROSS A STRIP OF LAND 10.00 FEET IN WIDTH BY 174.25 FEET IN LENGTH AS SHOWN ON PARCEL MAP NO. 11171 AS PER MAP FILED IN BOOK 113 PAGE 7 OF PARCEL MAPS.







                                    EXHIBIT A

Recording Requested By, and
When Recorded, Mail to:

Schulte Roth & Zabel
900 Third Avenue
New York, NY 10022
Attn: Connie Rodriguez, Esq.

-------------------------------------------------------------------------------
                      (Space above line for recorder's use)


             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
             -------------------------------------------------------

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement"), made as of____________, 1994 by and among BANKERS TRUST COMPANY ("Trustee"), as trustee for NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation ("NACC"), having an office in care of Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92714, CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Tenant"), having an office at 2601 S. Eastern Avenue, Los Angeles, California 90040, Attn: Mr. Alfred A. Plamann, and TriNet Essential Facilities XII, INC., a Maryland corporation ("TriNet"), having an office at Four Embarcadero Center, Suite 3150, San Francisco, CA 94111, Attn: Mr. James R. Reinhart.

                              W I T N E S S E T H:

     WHEREAS, Tenant is the tenant under that certain Commercial Lease-Net, dated as of ____________, 1994 (the "Lease"), between TriNet as landlord (together with its successors and assigns, the "Landlord"), and Tenant, as tenant, which Lease demises certain premises (the "Premises") known by the street address _________________________________________________ in the City of
Commerce, County of Los Angeles, State of California, as more particularly described in Exhibit A annexed hereto;

     WHEREAS, NACC has made a mortgage loan (the "Loan") to Landlord, which Loan is secured by, among other things, a certain mortgage, mortgage deed or deed of trust (the "Mortgage") encumbering the Premises;

     WHEREAS, Trustee and Tenant wish to confirm the subordination of the Lease to the Mortgage on the terms hereinafter set forth; and

     WHEREAS, Tenant wants to be assured of the continued possession of the Premises.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Trustee and Tenant hereby agree as follows:



                                    EXHIBIT B

     1. The Lease and any extensions, renewals, replacements or modifications thereof and all of the right, title and interest of Tenant thereunder in and to the Premises (including, without limitation, any and all options to purchase the Premises and rights of first refusal or offer held by Tenant with respect to the Premises) shall be subject and subordinate to the lien of the Mortgage, and to all of the terms and conditions of the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant hereby consents to, and waives any right of first refusal or offer which may exist under the Lease with respect to, any transfer of title to the Premises to Trustee in connection with the Loan and related transactions.

     2. So long as Tenant shall not be in default under the Lease, Trustee shall not name or join Tenant as a party defendant in any action or proceeding to foreclose the Mortgage for the purpose of terminating the Lease or otherwise affecting Tenant's rights thereunder unless Tenant or any person claiming through or under Tenant is deemed a necessary party by the court, in which event such party may be named or joined but such naming or joining shall not otherwise be in derogation of the rights of Tenant set forth in this Agreement. Tenant's quiet enjoyment of the Premises will not be disturbed by Trustee, NACC or a purchaser of the Premises, except that any time a default exists under the Lease, any person who acquires Landlord's interest thereunder shall have all of the rights and remedies provided under Article 14 of the Lease.

     3. If Trustee or NACC shall succeed to the interest of Landlord, whether through possession or foreclosure action or a deed in lieu of foreclosure, or if the Premises shall be sold as a result of any action or proceeding to foreclose the Mortgage or deed in lieu thereof,

          (i) The Lease shall continue in full force and effect as a direct lease between Tenant and Trustee, NACC or the purchaser of the Premises, as the case may be,

          (ii) Provided that Trustee, NACC or such purchaser of the Premises assumes in writing (subject to the provisions of this Agreement) the obligations of landlord accruing on or after the date Trustee, NACC or such purchaser acquired title to the Premises, Tenant shall and does hereby attorn to and recognize Trustee, NACC or the purchaser of the Premises, as the case may be, as Tenant's landlord under the Lease, and Trustee, NACC or such purchaser shall, subject to the terms hereof, accept such attornment and recognize Tenant as Trustee's, NACC's or such purchaser's tenant under the Lease, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto


                                    EXHIBIT B
     immediately upon Trustee, NACC or such purchaser succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written demand of Trustee, NACC or such purchaser within twenty (20) days after Trustee, NACC or such purchaser receives title to the Premises, to execute an instrument received in confirmation of the foregoing provisions, satisfactory to Trustee, NACC or such purchaser in which Tenant shall acknowledge such attornment and set forth the terms and conditions of its tenancy, provided that Trustee, NACC or such purchaser shall include in such instrument a nondisturbance provision as set forth in paragraph 2 hereof,

          (iii) In the event that any security deposit has been delivered to the prior landlord in the form of a letter of credit or other instrument, Tenant agrees to amend or have reissued such letter of credit or other instrument for the benefit of Trustee or such purchaser, and

          (iv) Trustee, NACC or such purchaser shall not:

               (a) be bound by any prepayment of more than one calendar month's rent,

               (b) be bound by any modification of the Lease made without the written consent of Trustee,

               (c) be subject to any offsets or defenses against any prior landlord, including Landlord, or be liable for any previous act or omission of any prior landlord, including Landlord, under the Lease; provided, however, that Trustee, NACC or such purchaser, as applicable, shall be obligated to cure any continuing nonmonetary default by any prior landlord (including Landlord) that is reasonably susceptible of cure by Trustee, NACC or such purchaser, as applicable, within a reasonable time following its acquisition of the Premises, unless the applicable landlord obligation is of a type for which Trustee, NACC or such purchaser is expressly relieved of liability pursuant to the other provisions of this Agreement,

               (d) be required to repair, restore, rebuild or replace the Premises or any part thereof in the event of damage or destruction by fire or other casualty or in the event of condemnation,


                                    EXHIBIT B

               (e) be required to make any capital improve ments to the Premises, or to construct, erect, or complete any construction or renovation of all or any portion of the improvements at the Premises which the Landlord may have agreed to make but has not commenced or completed, or to perform any work, or provide any services, to prepare the Premises for occupancy by Tenant,

               (f) be bound by any notice of termination, other than a notice of termination as a result of Tenant's default under the Lease, given by Land lord or any prior landlord to Tenant without Trustee's concurrent written consent thereto,

               (g) be personally liable under the Lease, and Trustee's, NACC's or such purchaser's liabil ity under the Lease ' shall be limited to its ownership interest in the Premises, or

               (h) be bound to any obligation of Landlord to make any payments or contributions to Tenant, other than attorneys' fees, letter of credit fees referenced in paragraph 7 of the Agreement re Letter of Credit dated as of the date hereof (the "Letter of Credit Agreement"), between Landlord and Tenant and any insurance or condemnation proceeds and Tenant-deposited funds that Landlord would be required to disburse to Tenant pursuant to Section 15.2 or 16.3 of the Lease.

     4. Tenant shall provide Trustee with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with transmission of such notices to Landlord. Tenant shall not cancel the Lease or claim a partial or total eviction or any abatement of the rents, additional rents or other sums payable under the Lease, or a set-off against Tenant's obligation for any such rent, additional rent or other sums, and agrees that, notwithstanding any provisions of the Lease to the contrary, Tenant will not exercise any such right or make any such claim, until (i) it has given written notice to Trustee of the act or omission which would entitle Tenant to exercise such right or make such claim, and (ii) a reasonable period (but in no event less than thirty (30) days) for remedying such act or omission shall have elapsed following the giving of such notice and provided Trustee shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or cause the same to be remedied, following the time when Trustee shall have obtained possession of the Premises and/or otherwise become entitled under the Mortgage to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under the Lease to effect such remedy). Notwithstanding the preceding sentence, if Trustee must obtain


                                    EXHIBIT B
possession of the Premises to remedy such act or omission, and Trustee ceases to diligently pursue obtaining possession of the Premises, then Tenant shall have the right to exercise any right or remedy to which Tenant is entitled. Under no circumstances shall Trustee be obligated to remedy such act or omission.

     5. Notwithstanding any provisions of the Lease to the contrary, Tenant agrees and acknowledges that while the Premises are encumbered by the Mortgage each and every right of Landlord under the Lease to terminate or cancel the Lease or to release the Tenant from any liability thereunder shall be subject to the prior written consent of Trustee and that any attempt by Landlord to terminate or cancel the Lease or release the Tenant from any liability thereunder, without the prior written consent of Trustee, shall be null and void between Tenant and Landlord. In situations where the notice of termination must be delivered to Tenant within a specified time period, the termination shall not be effective unless Tenant has received a notice of termination from Landlord and trustee within such time period.

     6. Notwithstanding any provisions of the Lease to the contrary, Tenant hereby agrees not to settle or compromise any claim for insurance proceeds or condemnation awards without the prior written approval of Trustee; provided, however, Tenant may settle or compromise any such claim with respect to Tenant's personal property or fixtures without Trustee's prior written approval.

     7. All notices, consents and other communications required or permitted pursuant to the provisions of this Agreement shall be in writing and fhall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery or overnight courier, and shall be deemed given when received if sent by hand-delivery, one (1) day after delivered to the courier service if sent by overnight courier or three (3) days after postmarked if mailed and properly addressed as follows:

     If to Trustee:

          At the address hereinabove designated to the attention of Mr. Victor Woodworth.

     with a copy to:

          Schulte Roth & Zabel
          900 Third Avenue
          New York, NY 10021
          Attn: Connie Rodriguez, Esq.



                                    EXHIBIT B
     and to:

          Nomura Asset Capital Corporation
          2 World Financial Center
          Building B
          New York, NY 10281
          Attn: Mr. Wayne M. Brandt

     If to Tenant:

          At the address hereinabove designated.

     with a copy to:

          Sheppard, Mullin, Richter & Hampton
          333 S. Hope Street
          48th Floor
          Los Angeles, CA 90071
          Attn: Mark T.  Okuma, Esq.

     If to Landlord:

          At the address hereinabove designated.

     with a copy to:

          Pillsbury Madison & Sutro
          235 Montgomery Street, 14th Floor
          San Francisco, CA 94104
          Attn: Glenn Q.  Snyder, Esq.

     Each party may designate a change of address by notice to the other parties, given in the manner provided for in th'-s Paragraph, which notice shall be given at least fifteen (15) days before such change of address is to become effective.

     8.  The provisions of this Agreement shall bind and inure

to the benefit of the parties hereunder and their successors and assigns.

     9. Tenant hereby agrees that, in the event that Trustee delivers to Tenant a notice (i) stating that an Event of Default (as defined in the Mortgage) has occurred under the Mortgage and (ii) requesting that all rent and additional rent due to Landlord under the Lease be thereafter paid to Trustee, Tenant shall pay such rent and additional rent directly to Trustee. Delivery to Tenant of the aforedescribed notice from Trustee shall be conclusive evidence of the right of Trustee to receive such rents and payment of the rents by Tenant to Trustee pursuant to such notice shall constitute performance in full of Tenant's obligation under the Lease to pay such rents to Landlord. If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute such notice to


                                    EXHIBIT B

Tenant of the existence of the Mortgage. Tenant acknowledges that it has notice that the Lease and the rents and aii other sums due thereunder have been assigned to Trustee as part of the security for the Loan Documents (as defined in the Mortgage).

     10. Tenant represents and warrants to Trustee that, as of the date hereof, there are no agreements other than the Lease in existence or contemplated between Landlord and Tenant relating to the Tenant's occupancy of the Premises, other than the Letter of Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

                                        CERTIFIED GROCERS OF CALIFORNIA,
                                        LTD., a California corporation, as
                                        Tenant



                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------


                                        Title:
                                              ---------------------------------


                                        BANKERS TRUST COMPANY, as trustee for
                                        NOMURA ASSET CAPITAL CORPORATION, as
                                        Trustee



                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


                                        TriNet Essential Facilities XII,
                                        INC.,
                                        a Maryland corporation



                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------



                                    EXHIBIT B

STATE OF CALIFORNIA,               )
                                   )    ss.
County of Los Angeles.             )


     On ______________, 1994, before me, _____________________________________, a Notary Public in and for the State of California, personally appeared ______ ___________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

     WITNESS my hand and official seal.



Signature                               (Seal)
          ---------------------------






                                    EXHIBIT B

STATE OF CALIFORNIA,     )
                         )    ss.
County of Orange.        )


     On ______________, 1994, before me, _____________________________________, a Notary Public in and for the State of California, personally appeared ______ ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

     WITNESS my hand and official seal.



Signature                               (Seal)
          ---------------------------






                                    EXHIBIT B

STATE OF CALIFORNIA,          )
                              )    ss.
County of San Francisco.      )


     On ____________, 1994, before me,  ______________________________________, a Notary Public in and for the State of California, personally appeared ______ ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

     WITNESS my hand and official seal.



Signature                               (Seal)
          ---------------------------




                                    EXHIBIT B